U.S. SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): May 1, 2017

INCAPTA, INC.

(Exact Name of Registrant as Specified in Its Charter)

Wyoming	0-29113	47-3903460
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1876 Horse Creek Rd. Cheyenne, WY	82009
(Address of Principal Executive Offices)	(Zip Code)

Company’s telephone number, including area code: (682) 229-7476

1950 Fifth Avenue #100 San Diego, CA 92101 (619) 772-9625

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 5.02	DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

Gregory Martin

Gregory Martin, the Company’s sole director, president, secretary and treasurer, has entered into a Consulting Services Agreement with the Company (see attached Exhibit 10.0_). Under the agreement, Mr. Martin has agreed to perform for the Company all necessary services required in connection with providing business operations services as a president, secretary and treasurer. Mr. Martin will be paid the following amounts under this agreement: $8335 monthly, a total of 30 million restricted shares of Company common stock fully earned at signing, and a monthly payment of $1665 in restricted shares of Company common stock, based on the closing market price on the last day of the month, for one year from May 1, 2017, which amount is considered fully earned and paid upon execution of the agreement.

ITEM 5.03	AMENDMENTS TO ARTICLES OF INCORPORATION OR BYLAWS; CHANGE OF FISCAL YEAR

The information set forth under Item 8.01 of this Current Report on Form 8-K is incorporated herein by reference.

ITEM 8.01.	OTHER EVENTS

The Change of Domicile to Wyoming (the "Action")

Incapta, Inc. (the “Company”) submitted Articles of Continuance to the State of Wyoming on December 21, 2017, which were accepted by the State of Wyoming on December 28, 2017, thereby completing a change of domicile (the “Action”) to Wyoming from Nevada by means of filing Articles of Continuance with the State of Wyoming and subsequently filing Articles of Dissolution with the State of Nevada. As part of the Action, the Company amended its Articles of Incorporation to increase its authorized capital to 25 Billion common shares and 10 Million Series A Preferred shares The Action was approved by unanimous consent of the board of directors and the written consent of the Company’s shareholder holding voting rights equal to 110% of the Company's issued and outstanding shares.

Effects of the Action

The principal effects of the Action are:

The affairs of the Company ceased to be governed by Nevada corporation laws pursuant to the Nevada Revised Statutes (“NRS”) and become subject to Wyoming corporation laws pursuant to the Wyoming Business Corporation Act (the “WBCA”). The Company’s governance is pursuant to the Articles of Incorporation filed in Wyoming and the Bylaws, reflecting, among other things, application of the WBCA.

The resulting Wyoming corporation (INCT-WY), is deemed to be same entity as the Company previously incorporated in Nevada (INCT-NV), and there is no change in the Company’s business, management, employees, headquarters, benefit plans, assets, liabilities or net worth (other than as a result of the costs incident to the Action, which we expect to be immaterial).

The directors and officers of the Company prior to the effective time of the Action hold the same respective positions with INCT-WY following the Action, and there is no substantive change in employment agreements for executive officers or in other direct or indirect interests of the directors or executive officers of the Company.

Each of INCT-NV’s issued and outstanding shares of common stock and of preferred stock automatically converted into an equivalent number of issued and outstanding shares of common stock and preferred stock of INCT-WY, without any action on the part of our shareholders. The number of issued and outstanding shares of capital stock of INCT-WY is identical to the Company’s capital stock existing immediately prior to the Action. The terms of the Series A Preferred Stock is identical to the terms of the Series A Preferred Stock of INCT-NV.

The Company’s common stock is still quoted on the OTC Markets under the same symbol “INCT.” The Company will continue to file periodic reports and other documents as and to the extent required by the rules and regulations of the SEC.

Review of certain corporate actions

In its Form 10-Q filed for the period ending September 30, 2017, it was noted that some question had arisen concerning the validly of three separate corporate actions increasing the authorized shares of the Company by unanimous consent of the directors. The Company's Board and Officers with the assistance of counsel undertook a review of those actions including a review of all documentation pertaining thereto. After re-considering all available information the Company has determined that all actions were approved and carried out in conformity with its articles of incorporation as amended and the Nevada Revised Statutes. The Company intends to amend the 10-Q consistent with this determination.

Consulting Agreement with Elainie Martin

On January 15, 2018, Elanie Martin entered into a Consulting Services Agreement with the Company (see attached Exhibit 10.0). Under the agreement, Ms. Martin agrees to perform for the Company all necessary services required in connection with providing business operations services as vice-president, for a term of one year commencing on January 15, 2018. Ms. Martin will be paid the following amounts under this agreement: $3,000 monthly and 250,000,000 common shares which amount is considered fully earned and paid upon execution of the agreement to be paid pursuant to an S-8 Registration statement. In addition, for the introduction of any TV or film projects, Consultant is entitled to 5% of the entire project budget plus a 5% equity interest in the finished project.

Ms. Martin has extensive background in the areas of business operations, media, corporate communications and marketing. She is the wife of Gregory Martin our sole director.

As of this date the Company has not incurred any liability for referral of projects.

Consulting Agreement with Ean Martin

On January 15, 2018, the Company retained Ean Martin pursuant to a Consulting Agreement for a term of one year to provide non-exclusive corporate financial advisory services to the Company’s entertainment business affairs. Under the agreement, Consultant agrees to perform for the Company all necessary services required in connection with providing business operations services, for a term of one year commencing on January 15, 2018. Consultant will be paid the following amounts under this agreement: $3,000 monthly and 250,000,000 common shares which amount is considered fully earned and paid upon execution of this agreement to be paid pursuant to an S-8 Registration statement. In addition, for the introduction of any TV or film projects, Consultant is entitled to 5% of the entire project budget plus a 5% equity interest in the finished project.

Mr. Martin has extensive background in the areas of business operations and website design. He is the son of Gregory Martin our sole director.

As of this date the Company has not incurred any liability for referral of projects.

Consulting Agreement with Lost Art Pictures, LLC

On November 21, 2017, the Company retained Lost Art Pictures, LLC pursuant to a Consulting Agreement for a term of 180 days to provide non-exclusive corporate financial advisory services to the Company’s entertainment business affairs.

Consultant is entitled to 250,000,000 shares of the Company’s common stock upon execution of the Agreement fully paid and delivered pursuant to an S-8 registration statement when effective. In addition, for the introduction of any TV or film projects, Consultant is entitled to 5% of the entire project budget plus a 5% equity interest in the finished project.

As of this date the Company has not incurred any liability for referral of projects.

Consulting Agreement with Left Coast Pictures, Inc

On November 21, 2017, the Company entered into a Joint Venture Agreement with Left Coast Pictures, Inc. (“Left Coast”) and Media Arts Group Inc. (“MAG”) for the purpose of creating, management, operation and any other functions necessary to produce an online movie subscription platform for the distribution of first-run independent feature films, television programming, and documentaries. Under the terms of the agreement, left coast is responsible for all operations and decisions regarding the planning staffing management and operation of the company’s platform production, acquisition and licensing of all intellectual property. MAG is responsible for the distribution of such property and for the acquisition of film and television licenses. The Company is to provide a minimum of $150,000 for the funding of the venture. The term of the venture commences on November 21, 2017 and continues until terminated or for a minimum period of five years.

As of this date, no projects have been undertaken by the joint venture.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS

Exhibits.

Exhibits included are set forth in the Exhibit Index pursuant to Item 601 of Regulation S-K.

SIGNATURE

Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

InCapta, Inc.

Dated: February 8, 2018	By:	/s/ Gregory Martin
Gregory Martin, Director/President

EXHIBIT INDEX

Number	Description

10.	Certificate of Continuance Wyoming
10.	Certificate of Dissolution
10.	Gregory Martin Consulting Agreement
10.	Elanie Martin Consulting Agreement
10.	Ean Martin Consulting Agreement
10.	Gregory Martin Consulting Agreement
10.	Lost Art Pictures, LLC Consulting Agreement
10.	Left Coast Pictures, Inc. Consulting Agreement

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